Exhibit 10.14

THIRD AMENDMENT
TO THE
AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
FOE II (NEW) LP
THIS THIRD AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF FOE II (NEW) LP (this "Amendment"), is made as of February 27, 2014, by and among FIG Corp., a Delaware corporation, as general partner (the "General Partner"), and the Limited Partners (as defined below). All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings given to them in the Partnership Agreement (as defined below).
WHEREAS, the General Partner and the Limited Partners have entered into an Amended and Restated Agreement of Limited Partnership, dated as of August 21, 2012, as amended by amendments dated as of August 21, 2012 and March 12, 2013 (the "Partnership Agreement"); and
WHEREAS, the General Partner and the Limited Partners desire to amend the Partnership Agreement on the terms set forth herein.
NOW THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.     Amendment to Section1.1. The definition of "Presumed Tax Rate" in Section 1.1 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:
"Presumed Tax Rate" means the highest effective combined Federal, state and local income tax rate applicable to any of the Partners, taking into account the character of the income, giving effect to the Federal income tax deduction for state and local taxes and applying any other reasonable assumptions that the General Partner, in its discretion, determines in good faith to be appropriate.
2.     Amendment to Section 7.3. Section 7.3 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:
Section 7.3    Tax Distributions.
(a)    Subject to § 17-607 of the Act, the Partnership shall make distributions to each Partner for each calendar quarter ending after the date hereof as follows (such distributions, together with any distributions pursuant to Section 7.3(b) or (c), are referred to herein, collectively, as "Tax Distributions"):
(i)    On or before the 10th day following the end of the First Quarterly Period of each calendar year, an amount equal to such Partner's Presumed Tax Liability for the First Quarterly Period, less the aggregate amount of Prior Distributions previously made to such Partner that relate to such calendar year;

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(ii)    On or before the 10th day following the end of the Second Quarterly Period of each calendar year, an amount equal to such Partner's Presumed Tax Liability for the Second Quarterly Period, less the aggregate amount of Prior Distributions previously made to such Partner that relate to such calendar year;
(iii)    On or before the 10th day following the end of the Third Quarterly Period of each calendar year, an amount equal to such Partner's Presumed Tax Liability for the Third Quarterly Period, less the aggregate amount of Prior Distributions previously made to such Partner that relate to such calendar year; and
(iv)    On or before the 10th day following the end of the Fourth Quarterly Period of each calendar year, an amount equal to such Partner's Presumed Tax Liability for the Fourth Quarterly Period, less the aggregate amount of Prior Distributions previously made to such Partner that relate to such calendar year.
(b)    On or before April 10 of each calendar year, if the General Partner determines in its sole discretion that all Prior Distributions made with respect to the immediately preceding calendar year are insufficient to satisfy the Partners' Presumed Tax Liability for such immediately preceding calendar year, the Partnership shall make an additional Tax Distribution to each Partner in an amount that the General Partner determines in its reasonable discretion will be sufficient to allow each Partner to satisfy his or her Presumed Tax Liability for the immediately preceding calendar year.
(c)    On or before October 30 of each calendar year, if the General Partner determines in its sole discretion that all Prior Distributions made with respect to the immediately preceding calendar year are insufficient to satisfy the Partners' Presumed Tax Liability for such immediately preceding calendar year, the Partnership shall make an additional Tax Distribution to each Partner in an amount that the General Partner determines in its reasonable discretion will be sufficient to allow each Partner to satisfy his or her Presumed Tax Liability for the immediately preceding calendar year.
(d)    Tax Distributions shall be made on the basis of a calendar year regardless of the Fiscal Year used by the Partnership.
(e)     Notwithstanding any other provision of this Agreement, Tax Distributions shall be made: (i) to all Partners pro rata in accordance with their Percentage Interests; and (ii) as if each distributee Partner was allocated an amount of income in each quarterly period equal to the product of (x) the highest amount of income allocated to any Partner with respect to his Units, calculated on a per-Unit basis, taking into account any income allocations pursuant to Section 6.2 hereof, multiplied by (y) the amount of Units held by such distributee partner.
(f)    If necessary, but subject to Section 17-607 of the Act, the Partnership shall be required to borrow funds in order to make the Tax Distributions required by this Section 7.3.
(g)    The determination as to which calendar year any distribution relates shall be made by the General Partner in its reasonable discretion.
3.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

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4.     Binding on Successors. This Amendment inures to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.
5.     Ratification. Except as otherwise expressly modified hereby, the Partnership Agreement shall remain in full force and effect, and all of the terms and provisions of the Partnership Agreement, as herein modified, are hereby ratified and reaffirmed.
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IN WITNESS WHEREOF, the undersigned Partners have executed this Amendment as of the date first written above.
GENERAL PARTNER:
FIG CORP.,
a Delaware corporation
By: /s/ David Brooks
_______________________________

Name: David Brooks
Title: Secretary

[Signature Page to Third Amendment to A&R Agreement of Limited Partnership of FOE II (NEW) LP]
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